EXHIBIT 99.1
Transaction Properties
Table of Contents

Page
Report of Independent Auditors	2
Statement of Revenues and Direct Operating Expenses of the Transaction Properties for the year ended December 31, 2020 (audited) and for the nine months ended September 30, 2021 (unaudited).	3
Notes to Statement of Revenues and Direct Operating Expenses	4
Supplemental Oil and Gas Reserve Information (unaudited)	7

Independent Auditors’ Report

The Board of Directors and Stockholders of
SilverBow Resources, Inc.

We have audited the accompanying statement of revenues and direct operating expenses of certain oil and gas properties of Teal Natural Resources, LLC and Castlerock Production, LLC acquired by SilverBow Resources, Inc. (the “Transaction Properties”) for the year ended December 31, 2020 and the related notes to the financial statement (the “financial statement”).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Transaction Properties of Teal Natural Resources, LLC and Castlerock Production, LLC acquired by SilverBow Resources, Inc. for the year ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as defined in Note 1. The presentation is not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Transaction Properties. Our opinion is not modified with respect to this matter.

/s/ WEAVER AND TIDWELL, L.L.P.
Dallas, Texas
February 2, 2022

Transaction Properties
Statement of Revenues and Direct Operating Expenses

	Year Ended	(Unaudited) Nine Months Ended
	December 31, 2020	September 30, 2021
Oil and natural gas revenues	$32,085,860	$26,297,849
Direct operating expenses	12,853,904	7,939,561
Oil and natural gas revenues less direct operating expenses	$19,231,956	$18,358,288

See Notes to Statement of Revenues and Direct Operating Expenses

Transaction Properties
Notes to Statement of Revenues and Direct Operating Expenses

1.    Basis of Presentation

On November 19, 2021, SilverBow Resources, Inc. (“SilverBow”) and its operating subsidiary, SilverBow Resources Operating, LLC (“SilverBow Operating”), closed the previously announced purchase and sale agreement dated October 8, 2021 (the “Purchase Agreement”) with Teal Natural Resources, LLC and Castlerock Production, LLC (the "Company" or the “Sellers”), thereby acquiring oil and gas assets in the Eagle Ford (the “Transaction” and/or "Transaction Properties"). The accompanying Statement of Revenues and Direct Operating Expenses (the "Statement") represent the operated interests in the revenue and direct operating expenses of the Transaction Properties. Consideration for the Transaction was approximately $75.5 million, consisting of $37.6 million paid as cash (“Cash Consideration”) and the remainder paid with 1,351,961 shares of common stock of SilverBow (“Stock Consideration”). The Transaction also includes up to three earn-out payments of $1.6 million per year for each of 2022, 2023 and 2024, contingent upon the average monthly settlement price of NYMEX West Texas Intermediate (“WTI”) crude oil exceeding $70 per barrel for such year (“Contingent Consideration”). The purchase price is subject to customary post-closing adjustments.

The financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Transaction Properties, as further discussed below.

The Statement has been derived from the Sellers’ historical financial records and prepared on the accrual basis of accounting. For purposes of these statements, all properties identified in the purchase and sale agreement for the Transaction are included herein. The accompanying Statement varies from a complete income statement in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Transaction Properties, including but not limited to depreciation, depletion and amortization, impairments, accretion of asset retirement obligations, general and administrative expenses, interest expense and federal and state income taxes. These costs were not separately allocated to the working interests of the Transaction Properties in the accounting records of the Sellers. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations indicative of the historical performance of the Transaction Properties had they been SilverBow’s properties, due to the differing size, structure, operations and accounting policies of the Sellers as compared to SilverBow. Furthermore, no balance sheet has been presented for the Transaction Properties because the acquired Transaction Properties were not accounted for or operated as a separate subsidiary or division by the Sellers and complete financial statements are not available, nor has information about the Transaction Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statement of the Transaction Properties is presented in lieu of the full financial statements required under Item 3-05 of the Securities and Exchange Commission’s Regulation S-X.

The Statement is not indicative of the results of operations for the Transaction Properties on a go forward basis for the reasons including, but not limited to, the omission of various operating expenses.

The accompanying Statement for the nine-month period ended September 30, 2021, is unaudited and has been prepared on the same basis as the annual Statement for the year ended December 31, 2020 and, in the opinion of management, reflects all adjustments necessary to fairly state the Transaction Properties’ excess of revenue over direct operating expenses for the nine-month period ended September 30, 2021.

2.    Summary of Significant Accounting Policies

Use of Estimates

The Statement is derived from the historical operating statements of the Sellers. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Statement. Actual results could be different from those estimates.

Revenue Recognition

The Company reported oil and natural gas sales are comprised of revenues from oil, natural gas and natural gas liquids (“NGLs”) sales. Revenues from each product stream are recognized at the point when control of the product is transferred to the customer and collectability is reasonably assured. Prices for our products are either negotiated on a monthly basis or tied to market indices. The Company has determined that these contracts represent performance obligations which are satisfied when control of the commodity transfers to the customer, typically through the delivery of the specified commodity to a designated delivery point. Natural gas revenues are recognized based on the actual volume of natural gas sold to the purchasers. There were no significant imbalances with other revenue interest owners during the year ended December 31, 2020.

The following table provides information regarding our oil and gas sales, by product, reported on the Statement for the year ended December 31, 2020 and the nine months ended September 30, 2021:

	Year Ended	(Unaudited) Nine Months Ended
	December 31, 2020	September 30, 2021
Oil, natural gas and NGLs sales:
Oil	$23,051,359	$18,558,968
Natural gas	5,096,734	3,736,106
NGLs	3,937,767	4,002,775
Total	$32,085,860	$26,297,849

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of the direct expenses associated with the operated interests in the Transaction Properties. Direct operating expenses include lease operating expenses, production taxes and gathering, transportation and processing expenses. Lease operating expenses include lifting costs, compression, well repair expenses, facility maintenance expenses, well workover costs and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities. Direct operating expenses do not include corporate overhead, interest expense and income taxes.

3.    Commitments and Contingencies

The activities of the Transaction Properties may become subject to potential claims and litigation in the normal course of operations. The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Transaction Properties.

4.    Subsequent Events

The Company has evaluated subsequent events through February 2, 2022, the date the Statement was available to be issued, and has concluded that no events need to be reported in relation to this period.

Supplemental Oil and Gas Reserve Information — Unaudited

The following tables summarize the net ownership interest in the estimated quantities of proved oil and natural gas reserves and the standardized measure of discounted future net cash flows (“Standardized Measure”) of the Transaction Properties at December 31, 2020. The proved oil and natural gas reserve estimates and other components of the Standardized Measure are based on reserve studies generally prepared in accordance with the Securities and Exchange Commission. All of the oil and natural gas producing activities related to the Transaction Properties were conducted within the continental United States.

Estimated Quantities of Proved Oil and Natural Gas Reserves

Proved oil and natural gas reserves are the estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

The following table sets forth the estimated net proved, proved developed and proved undeveloped oil and natural gas reserves related to the Transaction Properties at and for the year ended December 31, 2020.

	Gas (Mcf)	Oil (Bbl)	NGL (Bbl)	Total Mcfe
2020
Proved reserves
Net proved reserves at January 1, 2020	71,382,258	16,549,596	12,626,153	246,436,752
Revisions of previous estimates	(9,506)	(872,157)	101,910	(4,630,991)
Extensions, discoveries and other additions	—	—	—	—
Production	(2,544,197)	(662,003)	(374,349)	(8,762,306)
Net proved reserves at December 31, 2020	68,828,555	15,015,436	12,353,714	233,043,455
Proved developed reserves, December 31, 2020	11,100,978	2,708,072	1,810,858	38,214,558
Proved undeveloped reserves, December 31, 2020	57,727,577	12,307,364	10,542,856	194,828,897

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure represents the present value of estimated future net cash flows from estimated net oil and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.

The future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the 12-month average oil and natural gas index, calculated as the unweighted arithmetic average first-day-of-the-month price for each month during the prior twelve months as prescribed by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 932. The average prices (adjusted for quality differentials, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price at the wellhead) related to proved reserves at December 31, 2020 were $37.34/Bbl for oil and $1.84/MMBtu for natural gas.

Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. Estimated future production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.

Federal income taxes have not been deducted from future production revenues in the calculation of the Standardized Measure as the Sellers’ were pass-through entities for United States income tax purposes and each member is separately taxed on their share of the Transaction Properties’ taxable income. Future income taxes relate to Texas margin taxes associated with Transaction Properties.

The Standardized Measure does not purport, nor should be interpreted, to present the fair market value of the Transaction Properties’ reserves. It is intended to present a standardized disclosure concerning possible future net cash flows from reserves that would result under the assumptions used and ignores future changes in prices and costs and the risks inherent in reserve estimates, among other things. The various assumptions used, including prices, costs, production rates and discount rates, are inherently imprecise. Further, since prices and costs do not remain static, the results are not necessarily indicative of the fair market value of estimated reserves. Accordingly, the estimates of future net cash flows from reserves and the present value thereof may be materially different than actual subsequent results, and the results may not be comparable to estimates disclosed by other oil and natural gas producers.

The following table sets forth the Standardized Measure of discounted future net cash flows related to the Transaction Properties’ estimated net oil and natural gas reserves at December 31, 2020 (in thousands).

At December 31, 2020
Future cash inflows	$826,924
Future production costs	(256,339)
Future development costs	(301,478)
Future income tax expense	(4,341)
Future net cash flows	264,766
10% annual discount for estimating timing of cash flows	(159,113)
Standardized Measure of discounted future net cash flows	$105,653

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Transaction Properties for the period presented (in thousands):

Net proved reserves at January 1, 2020	$296,097
Net changes in prices and production costs	(150,310)
Net changes in future development costs	(56)
Sales of oil and natural gas, net of production costs	(19,232)
Revisions of previous quantity estimates	(38,516)
Net change in taxes	1,401
Accretion of discount	29,923
Changes in timing and other	(13,654)
Net proved reserves at December 31, 2020	$105,653